Exhibit 99.1

Company Contact: Amir Ameri, Interim-CFO EnergyConnect Group, Inc. (408) 963-5260 AAmeri@energyconnectinc.com	Investor Relations: Timothy Dien Lippert / Heilshorn & Associates, Inc. (415) 433-3777 TDien@lhai.com

EnergyConnect Group, Inc. Reports Fourth Quarter & Year-End 2010 Results

San Jose, CA – April 1, 2011 - EnergyConnect Group, Inc. (OTCBB: ECNG), a leading provider of smart grid demand response services and technologies, reported results for its fourth quarter and year-ended January 1, 2011.

Fourth Quarter Financial Results

Revenue for the fourth quarter of 2010 was $769,000, compared to $850,000 in the fourth quarter of 2009. Net loss for the fourth quarter of 2010 was $2.8 million, or $0.02 per share, compared to a net loss of $2.3 million, or $0.02 per share, in the fourth quarter of 2009. Non-GAAP Adjusted EBITDA Loss was $2.5 million, compared to an Adjusted EBITDA Loss of $1.8 million in the fourth quarter of 2009.

Full Year 2010 Financial Results

For the full year 2010, revenue was $31.6 million, compared to $19.9 million a year ago. Net loss for 2010 was $308,000, or $0.00 per share, compared to a net loss of $3.2 million, or $0.03 per share in the same period a year ago. Non-GAAP Adjusted EBITDA was $2.2 million, compared to an Adjusted EBITDA Loss of $1.1 million for the same period a year ago. Total cash and cash equivalents at January 1, 2011 was $1.1 million. The total shares outstanding at January 1, 2011 were 135,735,879.

Discussion of Non-GAAP Financial Measures

The company intends to utilize a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The company considers the use of Non-GAAP financial measures helpful in assessing the current financial performance and prospects for the future. While the company intends to use Non-GAAP financial measures as a tool to enhance the understanding of certain aspects of the financial performance, the company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the company believes that disclosing Non-GAAP financial measures provides useful supplemental data that, while not a substitute for GAAP financial measures, allows for further transparency in the review of the financial and operational performance.

The company believes that Non-GAAP Adjusted EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the performance in comparison to other companies. In order to fully assess the financial operating results, the company believes that Non-GAAP Adjusted EBITDA will be an appropriate measure of evaluating the operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of the performance. The company intends to use Non-GAAP Adjusted EBITDA to measure the performance against internal performance targets, which are based on Non-GAAP Adjusted EBITDA. In addition, the company intends to further exclude stock-based compensation and other non-cash charges in calculating Non-GAAP Adjusted EBITDA. The company believes excluding stock-based compensation and other non-cash charges, allows for greater transparency in the review of the financial and operational performance.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause or contribute to such differences that include, but are not limited to, competitive factors, the success of new products in the marketplace, dependence upon third party vendors, and the ability to obtain financing. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

About EnergyConnect

EnergyConnect delivers industry leading Demand Response technologies and services to commercial, institutional and industrial consumers enabling them to manage their use of electricity in response to market prices or regional power shortages. EnergyConnect’s GridConnect technology platform provides a scalable, cost-effective, clean technology to enhance the grid’s efficiency and reliability. For more information about this leading edge technology or about investor relations, visit http://www.energyconnectinc.com.

– Tables Follow –

ENERGYCONNECT GROUP, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	January 1, 2011	January 2, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,136,074	$1,062,306
Accounts receivable	12,612,560	6,811,495
Other current assets	745,383	237,242

Total current assets	14,494,017	8,111,043
Property and equipment, net	188,696	187,085
Intangible assets, net	1,159,695	1,398,761
Other assets	77,508	78,035

TOTAL ASSETS	$15,919,916	$9,774,924

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,796,332	$7,508,561
Other current liabilities	490,653	324,886

Total current liabilities	11,286,985	7,833,447

Long term liabilities:
Note payable, net of debt discount	—	1,912,937
Other liabilities	24,804	—

Total liabilities	11,311,789	9,746,384

Stockholders’ equity	4,608,127	28,540

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,919,916	$9,774,924

ENERGYCONNECT GROUP, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Operations

(in $000s, except per share and share data)

	Three Months Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Revenue	$769	$850	$31,644	$19,921
Cost of revenue	222	721	19,475	12,883

Gross profit	547	129	12,169	7,038
			38%	35%
Operating expenses	3,228	2,191	10,849	9,317

Operating income (loss)	(2,681)	(2,062)	1,320	(2,279)
Interest expense, net and other	(23)	(208)	(1,580)	(943)

Loss before provision for income taxes	(2,704)	(2,270)	(260)	(3,222)
Provision for income taxes	48	—	48	—

Net loss	$(2,752)	$(2,270)	$(308)	$(3,222)

Net loss per share:
Basic and diluted	$(0.02)	$(0.02)	$(0.00)	$(0.03)

Shares used in per share calculation:
Basic and diluted	133,169,214	95,629,961	107,832,925	95,480,783

Unaudited Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

We believe that the presentation of Non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. While we use Non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

We intend to use EBITDA and Non-GAAP Adjusted EBITDA to measure our performance against internal targets. EBITDA is calculated by adding back net interest expense, taxation expense, depreciation expense and amortization expense to Net Income to arrive at Earnings Before Interest, Tax, Depreciation and Amortization. Non-GAAP Adjusted EBITDA is calculated by additionally adding back other expenses, specifically stock-based compensation, depreciation, amortization, and interest expense, net and other, to arrive at Non-GAAP Adjusted EBITDA.

ENERGYCONNECT GROUP, INC. AND SUBSIDIARY

Unaudited Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(in $000s)

	Three Months Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
GAAP net loss	$(2,752)	$(2,270)	$(308)	$(3,222)
Add:
Stock-based compensation	147	195	589	796
Depreciation and amortization	91	93	376	380
Interest expense, net and other	23	208	1,580	943

Non-GAAP Adjusted EBITDA	$(2,491)	$(1,774)	$2,237	$(1,103)